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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☒	Soliciting Material Pursuant to §240.14a-12
BETA OIL & GAS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
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On December 15, 2003, Beta Oil & Gas, Inc. ("Beta") and Petrohawk Energy, LLC ("Petrohawk") announced that they have entered into a definitive Securities Purchase Agreement dated December 12, 2003 pursuant to which Petrohawk will invest a total of $60,000,000 in Beta common stock, warrants and a convertible note.

A copy of the press release issued by Beta and Petrohawk on December 15, 2003 is attached hereto. Beta and its directors, as well as Petrohawk and certain of its executive officers, may be deemed to be "participants" in the solicitation of proxies from the Beta stockholders in connection with the meeting of the Beta stockholders to be held to consider the approval of the issuance of the Beta common stock to Petrohawk under the terms of the agreement and the related instruments. The participants in solicitation may include the following directors of Beta: Robert E. Davis, Jr., Rolf N. Hufnagel, David A. Melman, Robert C. Stone, Jr. and David A. Wilkins and the following executive officers of Petrohawk: Floyd C. Wilson, Steve Herod and Shane Bayless.

As of November 30, 2003, the Beta directors collectively may be deemed to beneficially own, including stock options, approximately 12.5% of the outstanding common stock of Beta. Information relating to beneficial ownership is based upon information furnished by each person using beneficial ownership concepts set forth in rules of the Securities and Exchange Commission under Section 13 of the Securities Exchange Act of 1934, as amended. Under those rules, a person is deemed to be a "beneficial owner" of a security if that person has or shares "voting power" which includes the power to vote or to direct the voting of such security, or "investment power," which includes the power to dispose or to direct the disposition of such security. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership (such as by exercise of options) within 60 days. Under such rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may disclaim any beneficial interest. Excluding options, the Beta directors collectively own approximately 8.5% of the outstanding common stock of Beta.

BETA STOCKHOLDERS SHOULD CAREFULLY READ THE PROXY STATEMENT AND OTHER MATERIALS WHICH WILL CONTAIN IMPORTANT INFORMATION WHEN THEY BECOME AVAILABLE BEFORE MAKING A DECISION CONCERNING THEIR VOTE ON THESE PROPOSALS.

[BETA OIL & GAS, INC. LOGO]

Beta Oil & Gas, Inc. and Petrohawk Energy, LLC
Announce Agreement For
$60,000,000 Capital Investment

FOR IMMEDIATE RELEASE—December 15, 2003

Tulsa, Oklahoma—December 15, 2003—Beta Oil & Gas, Inc. ("Company") (NASDAQ:BETA) and Petrohawk Energy, LLC ("Petrohawk"), a privately held independent exploration and production company based in Houston, Texas, announced that on December 12, 2003, they entered into a definitive securities purchase agreement. Petrohawk has agreed to invest a total of $60,000,000 in the Company's common stock, warrants and a convertible note. This transaction was the subject of a previously announced letter of intent.

Under the terms of the agreement, Petrohawk will pay $25,000,000 for 15,151,515 shares of the Company's common stock and five-year common stock purchase warrants entitling Petrohawk to purchase up to 10,000,000 additional shares of common stock at a price of $1.65 per share. The convertible note will be an unsecured five-year obligation in the amount of $35,000,000 and will be convertible after two years into common stock at a conversion price of $2.00 per share. Until maturity, interest only will be payable under the note in quarterly installments at the rate of 8% per annum. The full amount of the principal and accrued and unpaid interest will be payable on the fifth anniversary of the date of the note.

Upon completion of the transaction, Petrohawk will own approximately 55% of the Company's outstanding common stock. Petrohawk's ownership of common stock of the Company would be approximately 73% assuming the exercise of all warrants and the conversion of the note. Under the terms of the securities purchase agreement, the Company's new board of directors would consist of six members designated by Petrohawk and one member designated by the Company. Floyd C. Wilson, former Chairman and Chief Executive Officer of 3TEC Energy Corporation, is President and Chief Executive Officer of Petrohawk. Owners of Petrohawk include Wilson, affiliates of EnCap Investments, L.P. and an affiliate of Liberty Energy Holdings, LLC. Upon consummation of the transactions contemplated in the securities purchase agreement, Mr. Wilson will become Chairman of the Board, President and Chief Executive Officer of the Company.

Mr. Wilson stated, "We are excited about this transaction. Our primary goal for Beta will be the creation and realization of stockholder value. We intend to use this investment to provide a platform for future growth. We believe this transaction will give the Company the financial flexibility necessary to take advantage of opportunities in the oil and gas business that will lead to significant value creation."

David Wilkins, President and CEO of Beta, commented, "We believe that the progress achieved by our new management team over the past year, including a return to profitability and a strong growth in both our reserve base and our daily production rates, has positioned Beta to move to the next level through the capital investment that Petrohawk will provide. While it is difficult for us to hand off the project we have become so dedicated to, we are confident that this transaction will expose the Company to both financial resources and operational opportunities on a more accelerated track than we could have expected otherwise."

Petro Capital Advisors, LLC has acted as financial advisor to the Company's Board of Directors in connection with the transaction, and has rendered a fairness opinion to the Company's Board of Directors. Mitchell Energy Advisors, LLC has acted as financial advisor to Petrohawk.

The transaction is subject to approval by the Company's stockholders as well as other customary closing conditions. Stockholders representing approximately 28% of the Company's voting shares have agreed to vote in favor of the transaction. The Company's stockholders may also be asked to approve an amendment to the Company's articles of incorporation that will increase the number of authorized shares of the Company's common stock. The parties anticipate that a preliminary proxy statement will be filed with the Securities and Exchange Commission ("SEC") in late December or early January and that a special meeting of the Beta stockholders will be held, and, the transaction, if approved, will be closed in the first quarter of 2004.

The proposals discussed in this release which are to be voted on by the Company's stockholders will be described much more fully in a definitive proxy statement that will be filed with the Securities and Exchange Commission ("SEC") and mailed to the holders of Beta common and preferred stock. Information regarding the identity of the persons who may, under the rules of the SEC, be deemed to be participants in the solicitation of Beta stockholders in connection with the proposed transaction, and their interests in the solicitation, are set forth in a Schedule 14A filed on the date of this press release with the SEC. The Company's stockholders are urged to carefully review the proxy statement and other documents relating to the proposals that will be filed by the Company with the SEC when they become available because these documents will contain important information relating to the proposals. The Company's stockholders may obtain a free copy of these documents after they have been filed with the SEC, and other documents filed by the Company with the SEC, at the SEC's Web site at www.sec.gov. Once the definitive proxy statement, as well as any documents incorporated by reference therein, has been filed with the SEC, you will also be able to inspect and copy these documents at the public reference room maintained by the SEC at 450 Fifth Street, NW, Washington, D.C. 20549. The proxy statement and other materials will also be available free of charge from the Company by calling or writing Cheryl Rask at 918 495-1011 or 6120 South Yale Avenue, Suite 813, Tulsa, Oklahoma 74136. BETA OIL & GAS, INC. STOCKHOLDERS SHOULD CAREFULLY READ THE PROXY STATEMENT AND OTHER MATERIALS WHEN THEY BECOME AVAILABLE BEFORE MAKING A DECISION CONCERNING THEIR VOTE ON THESE PROPOSALS.

Forward-Looking Statement:    This release includes certain statements that may be deemed to be "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. All statements in this release, other than statements of historical facts, that address the future direction, management and control of the Company, capital expenditures, and events or developments that the company expects or believes are forward-looking statements. Although the Company believes the expectations expressed in such forward-looking statements are based on reasonable assumptions, such statements are not guarantees of future performance and actual results or developments may differ materially from those in the forward-looking statements. Factors that could cause actual results to differ materially from those in forward-looking statements include oil and gas prices, exploitation and exploration successes, continued availability of capital and financing, and general economic, market or business conditions. These risks are presented in detail in our filings with the Securities and Exchange Commission. The Company has no obligation to update the statements contained in this report or to take action that is described herein or otherwise presently planned.

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Beta Oil & Gas, Inc. and Petrohawk Energy, LLC Announce Agreement For $60,000,000 Capital Investment